Exhibit 10.1(c)

FULL SATISFACTION OF MORTGAGE

Know all men, that the undersigned hereby certifies that a certain Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing, Timber Filing and Financing Statement executed by PFHI Idaho Investment LLC, a Delaware limited liability company, and recorded on December 8, 2008, as Instrument No. 221601 in the records of the Clerk of the District Court of Boise County, Idaho, is fully satisfied and discharged.

The lien of the undersigned is hereby released.

Dated as of: June 28, 2011

BANK OF AMERICA, N.A., in its capacity as Collateral Agent

By:	/s/ Anthea Del Bianco

Name:	Anthea Del Bianco
Title:	Vice President

State of California

County of San Francisco

On this 28th day of June, in the year 2011, before me, a Notary Public in and for said state, personally appeared Anthea Del Bianco, known or identified to me to be the person(s) whose name(s) are subscribed to the within Instrument and acknowledged to me that they executed same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Liliana Claar
Liliana Claar, Notary Public

Notary Public for the State of	California

Residing at:

Commission Expires:	February 1, 2012

/s/   Notary Seal

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